Filed pursuant to Rule 433
Registration No. 333-151523
macromarkets

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

Leveraged & Inverse MacroShares: Designed to Meet Needs of Long-Term Investors
“Underlying value… will always move in the direction one would expect, regardless of holding period or degree of market volatility.” -Robert Shiller more
"Although this is a 3x levered (product), the construction of this particular security is far superior to… levered ETFs.” more

In the News
Shiller awarded Deutsche Bank Prize

Case-Shiller Gives Upbeat Outlook, MacroShares ETFs On The Move
ETF Database

Pure-Play Housing
CNBC

Housing Recovery: A Way to Play It
TheStreet.com

more

Housing Pulse As of December 7, 2009
Market Prices
		Close	Change
	UMM	$22.64	+1.07%
	DMM	$25.78	+0.00%

S&P/Case Shiller Composite-10 Home Price Index
	Pub. Date	Level	Cum. Change
Initial	February 2009	162.17	-
Current	September 2009	158.61	-2.20%
Implied	October 2014	158.38	-2.33%

Future Home Price Change
-0.14%

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MacroShares

y MacroShares.com y MacroShares FAQs y Major Metro Housing → literature → data → tools
MacroShares are unique, exchange-traded securities that facilitate portfolio balancing by enabling investors to express a bullish or bearish view on the value of fundamentally important asset classes and economic interests. Unlike other exchange-traded products, MacroShares are fully-collateralized with short-term U.S. Treasury securities, overnight repurchase agreements and cash.

Benefits:

•      No issuer credit risk or hidden counterparty risks
•      Earn direct or inverse, nominal or levered returns of important and/or heretofore inaccessible asset classes and economic interests
•      Intraday prices and liquidity
•      Underlying Values that accurately track the applicable reference benchmark, and premium/discounted market prices that reflect investor expectations beyond the near-term
•      Unlike levered ETFs, levered MacroShares replicate benchmark performance beyond a single day, and magnify long-term inverse returns to meet the needs of buy-and-hold investors
•      Income from Treasury collateral defrays trust expenses, can produce quarterly distributions, and is exempt from state and local taxes

How MacroShares Work: An Example

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

MacroShares™
Home	Literature	MacroMarkets	FAQs	Contact Us

Collateralized, exchange-traded securities that deliver the returns (or inverse returns)
of important asset classes and valuable economic interests.

Convenience & Liquidity
As listed, exchange-traded equity securities, MacroShares can be purchased or sold throughout the trading day.

No Credit Risk
Unlike exchange-traded notes (ETNs) and certain exchange-traded funds (ETFs), MacroShares do not entail credit risk or hidden counterparty exposures: MacroShares are securitized trusts fully-collateralized by U.S. Government obligations and cash.

Strategic
The term structure of MacroShares delivers unique return and hedging opportunities to investors. Unlike traditional exchange-traded products, MacroShares have an original term of up to 20 years.1 Market prices for MacroShares will diverge from Underlying Value, as they reflect not only movement of the reference index, but the consensus market expectations of trust returns over the term of the securities.

Choice
MacroShares enable investors and hedgers the ability to hold an economic interest in either the upward or the downward movement of the reference index because every MacroShares offering is comprised of a pair of securities that trade separately in the secondary market: “Up” MacroShares and “Down” MacroShares.

Income Potential
Unlike other exchange-traded products, MacroShares are collateralized by short-term U.S. Treasuries, and the income generated by these securities defrays trust expenses and can produce quarterly distributions payable to you, the investor.

Trust Summaries

Fact Sheet	Intraday Price	Trust Detail	Market Price	Underlying Value	Bid/Ask Midpoint	Bid/Ask Premium (Discount)	Volume	As Of
	DMM	Major Metro Housing Down	$25.78	$25.95	$26.11	0.62%	1,200	12/7/09
	UMM	Major Metro Housing Up	$22.64	$22.74	$22.43	(1.36%)	700	12/7/09
1MacroShares may be redeemed prior to stated maturity in the event that the reference index falls below or rises above specified levels.  Please read the applicable prospectus for further information concerning termination triggers and other important details.

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MacroShares

y MacroShares.com y MacroShares FAQs y Major Metro Housing → literature → data → tools
1.  What are MacroShares?
2.  How do MacroShares differ from ETFs and ETNs?
3.  Why are MacroShares created in “pairs” (i.e., equal number of “Up” and “Down” shares)?
4.  Are investors in either Macroshares “Up” or “Down” obligated to reveal their identity to “the other side”?
5.  How closely will the Underlying Value of MacroShares track the reference index?
6.  What does a MacroShare’s Underlying Value represent?
7.  How frequently, and when, are adjustments to the trusts’ Underlying Value made?
8.  What are the fundamental value drivers for MacroShares?
9.  Why do MacroShares trade at a premium or discount to the Underlying Value in the secondary market?
10. What happens if I buy shares at a premium to Underlying Value?
11. What happens if I buy shares at a discount to Underlying Value?
12. How do assets flow between the two portfolios?
13. How do MacroShares investors earn their income distributions?
14. What is the expense ratio?
15. What is the tax treatment of MacroShares?
16. Are MacroShares eligible for short or margin sales?
17. Why could the bid/offer spread be wide for MacroShares?
18. How do I purchase MacroShares?
19. What year-end tax information do shareholders receive?

1.    What are MacroShares™?

MacroShares are fully-collateralized equity securities that deliver the returns (or inverse returns) of important asset classes and valuable economic interests. As listed, exchange-traded securities they can be purchased or sold throughout the trading day.

2.    How do MacroShares differ from ETFs and ETNs?

Although there are some similarities, they differ in several important ways:

→     MacroShares are structured as trusts. They are exchange traded products registered under the Securities Act of 1933 and the Securities Exchange Act of 1934, and are subject to SEC prospectus delivery and periodic reporting requirements. MacroShares represent an undivided interest in the assets of a trust. Trust asset balances change over time according to movements in the reference index, and they generate interest income from short-term U.S. government obligations and repurchase agreements held as collateral. In contrast, ETFs are structured as investment companies under The Investment Company Act of 1940, and must purchase, hold and manage financial instruments in order to replicate an index. ETNs are unsecured promissory notes.

→   Every MacroShares product strategy is comprised of a pair of securities that trade separately in the secondary market: “Up” and “Down”. The “Up” security holders own an economic interest in the upward movement of a reference index; the “Down” security holders own an economic interest in the downward movement of the same reference index.

→     Unlike traditional exchange-traded funds (ETFs), MacroShares are typically issued with terms of 5-20 years, and among other factors, market prices generally reflect expectations of reference index returns over intermediate and long-term investment horizons. MacroShares terminate prior to stated maturity in the event that the reference index falls below or rises above specified levels. Please read the applicable prospectus for further information concerning early termination triggers and other important details.

→     Unlike exchange-traded notes (ETNs) and ETFs, MacroShares investors bear no issuer credit risk and no hidden counterparty risks. MacroShares investments are fully-collateralized by short-term U.S. Government obligations, overnight repurchase agreements secured by Treasuries and cash.

→     Treasury collateral of MacroShares generate income that defrays trust expenses and can produce quarterly distributions that supplement capital returns.

3.    Why are MacroShares created in “pairs” (i.e., equal number of “Up” and “Down” shares)?

“Paired” issuance is a fundamental aspect of the MacroShares structure. This arrangement is consistent with aspects of other risk transfer instruments. For example, in a futures market, for every “long” contract, there is a simultaneous offsetting “short”; in a swap market, one party simultaneously commits to pay what the counterparty agrees to receive and vice-versa. However, unlike a swap, a MacroShare is exchange-traded and entails no counterparty or credit risk. Additionally, swaps and futures instruments may be less suitable, or even non-permitted, for certain investors and risk managers. MacroShares enable both individual and institutional investors to rebalance their risk portfolio without the costs, tax consequences, added complexity and documentation that futures or swaps can entail.

4.   Are investors in either Macroshares “Up” or “Down” obligated to reveal their identity to “the other side”?

No.

5.    How closely will the Underlying Value (UV) of MacroShares track the reference index?

The UV of MacroShares offer highly efficient tracking (and inverse tracking) of the Reference Index when the U.S. Treasury collateral produces income that consistently covers trust expenses. If trust expenses exceed trust income, the degree of underlying value (UV) tracking accuracy will be compromised.

6.    What does a MacroShare’s UV represent?

At any moment in time, UV reflects the current “book value” of the security if it were terminated and redeemed . The UV is derived from the historical path of the “spot” reference index as it migrates from its level on the fund inception date, along with any trust net income that has accrued.

7.    How frequently, and when, are adjustments to the trusts’ Underlying Value made?

Adjustments to account for trust income and expenses are accrued daily after the close of trading; adjustments to account for changes in the S&P/CS Composite-10 Home Price Index are made monthly after the close of trading on the last Tuesday of each month (the index is updated and published before the opening of trading on the last Tuesday of each month).

8.    What are the fundamental value drivers for MacroShares?

→     The expected return (or expected inverse returns) of a reliable reference index over the expected remaining life of the security, and

→     A stream of periodic income distributions (as available), generated from interest on the short-term U.S. Treasury securities and repurchase agreements for U.S. government obligations held by each trust, net of trust expenses.

9.    Why do MacroShares trade at a premium or discount to the Underlying Value?

It is important to remember that unlike traditional exchange-traded funds (ETFs), MacroShares are typically issued with terms of 5-20 years. Although UV will offer accurate tracking (and inverse tracking) of the Reference Index when the MacroShares U.S. Treasury collateral produces income that consistently covers trust expenses , the market prices of MacroShares can reflect, among other factors, expectations of reference index returns and interest rates over intermediate or long-term investment horizons. Thus, at any moment in time, market prices will reflect both the current UV, and the expected path, or “future performance”, of the reference index over the remaining life of the MacroShares, along with the attendant trust net income that will accrue based upon trust collateral balances.

10.   What happens if I buy shares at a premium to Underlying Value?

If you purchase shares at a premium, and hold the shares until maturity or termination, you will realize a profit on your investment when the UV appreciates more than the premium paid. For example, if you purchased shares at a 10% premium to UV, and the UV finishes 15% above its level at the time of purchase, you would realize a 5% profit. Investors should consider both market price and Underlying Value before making investment decisions.

11.   What happens if I buy shares at a discount to Underlying Value?

If you purchase shares at a discount, and hold the shares until maturity or termination, you will realize a profit on your investment when the UV depreciates less than the discount paid. For example, if you purchased shares at a 15% discount to UV, and the UV finishes 10% below its level at the time of purchase, you would realize a 5% profit. Investors should consider both market price and Underlying Value before making investment decisions.

12.   How do assets flow between the two portfolios?

The paired trust structure permits the pledging (through settlement contracts and income distribution agreements) of short-term U.S. Treasuries and short-term collateralized repurchase agreements (“short-term investments”) along with accrued income between the MacroShares “Up” and “Down” trusts. Thus, safe, liquid, interest-earning assets shift between the “Up” MacroShares trust and the “Down” MacroShares trust over time, according to a predetermined formula that is driven by changes in the reference index. Please refer to the prospectus for additional details.

13.   How do MacroShares investors earn their income distributions?

Net income is calculated from the interest earned on the short-term investments held in the MacroShares trusts, net of trust expenses. Several factors will impact distribution amounts (if any), including interest rate movements and changes to the reference index price. Income is accrued daily based on the underlying value of each trust, with any payments made quarterly. Unlike other exchange-traded products, MacroShares are collateralized by short-term U.S. Treasuries, and the income generated by these securities defrays trust expenses and can produce quarterly distributions payable to you, the investor.

14.   What is the expense ratio?

Each MacroShares issue can entail different costs, and total per-share expenses can diminish over time as trust assets grow. Further, in any given period, trust income may offset or exceed expenses. Please refer to the applicable MacroShares prospectus for more details.

15.   What is the tax treatment of MacroShares?

MacroShares are publicly-traded partnerships. Income derived from your MacroShares investment and distributions will be reported on a Schedule K-1. Income dirived from United States Government Securities is exempt from state and local income taxes; income from repurchase agreements is not. Gains or losses on sales of shares are treated as capital gains or losses, with long-term capital gains treatment potentially available. However, you should always consult your tax advisor to understand your specific tax situation.

16.   Are MacroShares eligible for short or margin sales?

Yes, MacroShares are both short-sale eligible and margin eligible.

17.   Why could the bid/offer spread be wide for MacroShares?

MacroShares are a relatively new security structure, and may be linked to assets classes or economic indictors that otherwise have limited access and/or liquidity. Generally, as the number of MacroShares outstanding and market participants increases, bid/offer spreads should diminish, making the market more efficient. As with any security, always use prudent judgment when entering buy and sell orders, using limit orders whenever possible.

18.   How do I purchase MacroShares?

→     Retail & Institutional Investors MacroShares can be bought and sold on any trading day through most brokerage accounts. Like traditional stock transactions, investors buying or selling MacroShares on an exchange may incur brokerage costs and other transaction fees.

→     Authorized Participants & Institutional Investors Shares may only be purchased from, or tendered for redemption to the relevant MacroShares trust by Authorized Participants in blocks of shares, and only together with the same number of shares from the companion (“Up” or “Down”). Deadlines for placing creation and redemption orders each day apply, and can vary by product (e.g., for MacroShares $100 Oil, creation or redemption orders must be placed at least 30 minutes prior to the close of NYMEX trading).

19.   What year-end tax information do shareholders receive?

MacroShares are publicly-traded partnerships. Income derived from your MacroShares investment and distributions will be reported to you on a Schedule K-1. Any income is generally expected to be exempt from state and local income tax. Gains or losses on sales of shares are treated as capital gains or losses, with long-term capital gains treatment potentially available. However, you should always consult your tax advisor to understand your specific tax situation.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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LITERATURE

y MacroShares.com y MacroShares FAQs y Major Metro Housing → literature → data → tools
→ Week in Review (PDF)
Summary of key housing news, MacroShares pricing and market indicators.
Click here to subscribe

Major Metro Housing: An Overview

→ Housing 101 (PDF)
U.S. Housing - 21st Century Alternatives for Investment and Risk Management. This manual goes into detail about the 20 Trillion dollar US single family home asset class and the S&P/Case-Shiller Home price Indices

→ Understanding MacroShares Major Metro Housing (PDF)
Underlying Value, Leverage Factor and Market Price

→ Prospectus (PDF)
Read the prospectus.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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DATA

y MacroShares.com y MacroShares FAQs y Major Metro Housing → literature → data → tools	Data Downloads → S&P/Case-Shiller Indices → Prior Editions → Tiered Prices → Seasonally Adjusted → Condominium Index → Correlations to S&P/Case-Shiller Composite-10 Home Price Index

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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TOOLS

y MacroShares.com y MacroShares FAQs y Major Metro Housing → literature → data → tools
Terms and Conditions

The provision of this calculator, related documentation, data and outputs are provided as a complimentary service (the “Service”) of MacroMarkets LLC. Your right to access the Service is subject to the general terms and conditions set forth in the Terms of Use detailed on the www.MacroMarkets.com website, as well as those set forth below. ANY BREACH OF THE TERMS AND CONDITIONS SET FORTH IN THE TERMS OF USE OR BELOW IMMEDIATELY TERMINATES ALL OF YOUR RIGHTS TO ACCESS AND USE THE SERVICE. You use the Service at your sole risk, and you are personally responsible for your use of the Service. Market information used for the Service is obtained from non-proprietary market sources, and is subject to frequent change. MacroMarkets LLC and its affiliates cannot attest to the accuracy, completeness, or timeliness of any information obtained from third party sources. In addition, MacroMarkets cannot guarantee that technical difficulties will not occur during the uploading of the Service to your computer or that the Service will upload successfully to your computer.

No Advice or Solicitation/Interest in Securities
The Service is furnished solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product. If you are considering purchasing MacroShares or any security, you should read the relevant prospectus prior to making a purchase thoroughly, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares. Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing www.MacroMarkets.com, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA.

No representations or warranties
THE SERVICE IS PROVIDED “AS IS” AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. TO THE FULLEST EXTENT PERMISSIBLE PURSUANT TO APPLICABLE LAW, MACROMARKETS LLC AND ITS AFFILIATES DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, ACCURACY, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

Limitation of Liability
IN NO EVENT WHATSOEVER SHALL MACROMARKETS, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, WHICH INCLUDE S&P AND ITS THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. IN ADDITION, NEITHER MACROMARKETS NOR ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS, WHICH INCLUDE S&P AND ITS THIRD PARTY LICENSORS, SHALL BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS OF THE DISSEMINATION OF ANY CONTENT, INCLUDING ANY S&P/CS INDEX.

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You agree fully to defend, indemnify and hold harmless MacroMarkets immediately on demand, its officers, directors, agents, affiliates, licensors, and suppliers, from and against all liabilities, claims, expenses, damages and losses, including legal fees, arising from any breach of these terms and conditions by you or any other liabilities arising out of your use of the Service, or the use by any other persons accessing the Service using your account. We reserve the right, at our own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by you hereunder.

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© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA housing
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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

U.S. HOUSING

ymap yMacroShares → major metro housing ys&p/case-shiller ycme housing futures & options yotc housing products yglobal home prices	U.S. National Index Graph a housing market:

Data Downloads S&P/Case-Shiller Indices U.S. National Values Tiered Price Indices Seasonally Adjusted Values Condominium Value Prior Editions Normalized U.S. National Weights (Jan. 2000 on)
Census Division	Weight
› East North Central:	0.15770404
› East South Central:	0.04632221
› Middle Atlantic:	0.13653163
› Mountain:	0.06804488
› New England:	0.06391155
› Pacific:	0.22095966
› South Atlantic:	0.17460979
› West North Central:	0.05969073
› West South Central:	0.07232552
source: Fiserv

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

MAP

ymap yMacroShares → major metro housing ys&p/case-shiller ycme housing futures & options yotc housing products yglobal home prices	U.S. National Index Graph a housing market:

Download Index Data
Data Downloads
S&P/Case-Shiller Indices
U.S. National Values
Tiered Price Indices
Seasonally Adjusted Values
Condominium Value
Prior Editions

*Sharpe Ratio is calculated by taking the excess returns (average, rolling 12-month return) above/below the risk-free rate (average 3-month US Treasury Bill yield), and dividing by volatility (standard deviation of average, rolling 12-month return).

Normalized U.S. National Weights (Jan. 2000 on)

Census Division	Weight
› East North Central:	0.15770404
› East South Central:	0.04632221
› Middle Atlantic:	0.13653163
› Mountain:	0.06804488
› New England:	0.06391155
› Pacific:	0.22095966
› South Atlantic:	0.17460979
› West North Central:	0.05969073
› West South Central:	0.07232552
source: Fiserv

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

MAJOR METRO HOUSING

yMacroShares.com yMacroShares FAQs yMajor Metro Housing → literature → data → tools

MacroShares Major Metro Housing allow investors to express a bullish or bearish view on the movement of the S&P/Case-Shiller Composite-10 Home Price Index.

The Underlying Value (UV) of UMM tracks the percentage change of the index with three times leverage. The market price of UMM reflects other factors, including consensus expectations of the cumulative return of S&P/Case-Shiller Composite-10 Home Price Index, plus potential quarterly net income distributions, over the remaining term of the security.

The UV of DMM tracks the percentage change of the index in an inverse manner with three times leverage. The market price of DMM reflects other factors, including consensus expectations of the cumulative return of S&P/Case-Shiller Composite-10 Home Price Index, plus potential quarterly net income distributions, over the remaining term of the security.

MacroShares Major Metro Housing funds are collateralized via a trust secured by investments in short-term U.S. Government obligations, overnight repurchase agreements secured by Treasuries and cash.

Understanding MacroShares Major Metro Housing: Details on Underlying Values, Cumulative Leverage & Market Price.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

MAJOR METRO HOUSING

yMacroShares.com yMacroShares FAQs yMajor Metro Housing → literature → data → tools
Understanding MacroShares Major Metro Housing
Underlying Value, Leverage Factor and Market Price

Underlying Value: Reflects Cumulative Index Change
The Underlying Value (UV) will increase or decrease according to the cumulative percentage change in the S&P/CS Composite-10 Home Price Index, multiplied by three (the leverage factor) over the life of the securities. This is fundamentally different than that of ETFs, which calculate NAV based on increases or decreases in securities prices on a daily basis to replicate short-term index movements.

Here is a summary of how UV is computed for MacroShares.

For simplicity, the following formulas and tables do not reflect the impact of daily trust income and expense accruals on UV. For more details, please refer to the prospectus.

Current Index Level	Latest S&P/CS Composite-10 Index Level
Initial Index Level	162.17, the level published February 2009
Leverage Factor	3
Par Value	$25 (UV based on the Initial Index Level of 162.17)

DMM Underlying Value
$25 Par Value +	[(	Current Index Level	- 1 )	x 3 x $25	]
162.17
plus interest inome, minus trust expenses

DMM Underlying Value
$50 Combined UV - UMM UV
plus interest inome, minus trust expenses

Underlying Value Changes:
Adjusted According to Cumulative % Change in the Index
2009	Feb	Mar	Apr	May	June
S&P/CS Composite-10 Index Level (on indicated publication date)	162.17	158.04	154.70	151.41	150.34

Cumulative Index % Change (from Initial Index Level of 162.17)	-	-2.55%	-4.61%	-6.64%	7.29%

Cumulative Index % Change x 3	-	-7.64%	-13.82%	-19.91%	-21.88%

UMM Underlying Value	$25.00	$23.09	$21.55	$20.02	$19.53
Cumulative $ Change	-	-$1.91	-$3.45	-$4.98	-$5.47
DMM Underlying Value	$25.00	$26.91	$28.45	$29.98	$30.47
Cumulative $ Change	-	$1.91	$3.45	$4.98	$5.47

Underlying Value FAQs
Translating S&P/CS Composite-10 Index Levels to UMM & DMM UVs

Leverage Factor: Applied to Cumulative Index Change
The leverage factor of a MacroShare is applied to the cumulative percentage change from the inception index level (162.17) to the current index level, which is then applied to the UVs[1]. Among exchange-traded products, this approach to applying a leverage factor is unique to MacroShares - and it is more consistent with the needs of buy-and-hold investors. In contrast, most levered ETFs apply the index multiplier to index performance each day.

Market Price: Reflects Expectations of the Future
MacroShares have a stated maturity date and value upon termination equal to UV, and as a result, their market prices naturally reflect expectations of what the cumulative index change will be at the end of the security’s life. These expectations are influenced by a variety of factors – like interest rate changes, housing starts, government housing policies and initiatives, etc. – and are subject to change at any moment. Thus, the market prices of MacroShares will, much like stocks and bonds, be driven by all factors that could impact future cash flows and trade at premiums and discounts to underlying “book” value.

Premiums & Discounts: Individual MacroShares (UMM or DMM)
Individual MacroShares (e.g., UMM, DMM) trade with premium and discounted market prices. This is normal for MacroShares, as it is for a variety of other more familiar types of financial instruments, including stocks, bonds and commodities. Financial instruments that exhibit premium and discounted market prices can provide important price discovery that otherwise would not exist. For example, at any moment in time, the market price of either UMM or DMM implies the market consensus index level at maturity (reflects data through August 2014), from which estimates of expected cumulative home price changes can be determined. Like an individual stock, bond or futures contract, MacroShares make investing in assets that have incomplete or inefficient markets possible.

Premiums & Discounts: Paired MacroShares (UMM and DMM, when combined)
It is important to note that while UMM and DMM market prices normally deviate from their individual respective UVs, as “paired” securities, their combined market prices tend to be very close to combined UV. This market discipline occurs because MacroShares can be continuously created and redeemed in pairs of equal share quantities at prevailing UV. If the combined market price of (UMM + DMM) was greater than the combined UV, more (paired) shares would be created relatively cheaply (at combined UV) and then sold into the market for the combined premium; if the combined market price of (UMM + DMM) was less than the combined UV, paired shares would be purchased in the market relatively cheaply at the discounted price and then redeemed (at combined UV) for a profit. Thus, as a pair, the combined market prices of MacroShares do not significantly diverge from combined UV.

[1]While the leverage factor amplifies cumulative benchmark index returns (and inverse returns) of MacroShares, it also serves to narrow the index performance range inherent in the paired structure. In the case of UMM and DMM (index leverage factor = 3), this means that if the initial index level changes by +/- 33% or more during the life of the securities (relative to the starting index level, 162.17) and remains at that level for three consecutive index publication dates, a termination event would be triggered, with shares automatically redeemed at prevailing UV. Please read the prospectus for more details.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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S&P/CASE-SHILLER HOME PRICE INDICES

ymap
yMacroShares
→ major metro housing
ys&p/case-shiller
yhome price indices
→ methodology doc
→ composition & updates
→ market definitions
→ composition weights
→ data & tools
→ tickers
ycme housing futures & options
yotc housing products
Graph a housing market:

Download Index Data

Data Downloads
S&P/Case-Shiller Indices
U.S. National Values
Tiered Price Indices
Seasonally Adjusted Values
Condominium Value
Prior Editions

The basis of the S&P/Case-Shiller Home Price Indices (S&P/CSIs) is the pioneering research of economists Karl Case and Robert Shiller, who, beginning in the 1980's, collaborated and later co-founded Case-Shiller Weiss, Inc. ("CSW") with Allan Weiss in 1991. In May 2002, CSW was purchased by Fiserv, Inc. (NASDAQ: FISV) and is part of the Fiserv lender technology and services vertical.

CSW was created to offer products and services based on its economist founders home price research. The firm built upon those research efforts in the areas of data collection, filtering, analysis, and modeling and amassed a large national database of residential real estate information. CSW's extensive database has been combined with proprietary software to produce the REdex Library™, a suite of U.S. residential real estate indexes and related metrics that includes The Case-Shiller® Indexes ("CSIs"), and CASA®, a market-leading automated property valuation service. The Fiserv / CSW organization continuously analyzes and quality-controls residential property data collected from several sources, and uses proprietary software to produce the CSIs for real estate markets throughout the United States.

For many years, mortgage lenders, securities issuers, insurers and rating agencies have utilized the CSIs to accurately track U.S. residential real estate trends and manage home price risk. The CSIs are widely recognized as the most authoritative and trustworthy home price change measures for market and loan portfolio surveillance, customer retention, loss reserve reviews, mortgage default, loss and prepayment analyses.

The CSIs were originally developed so that economists, financial institutions, rating agencies and others could study with precision the causes and consequences of home price changes on the U.S. economy. Until their development, the most widely used information on home price changes were indices based on the change of an area's median home prices. Economists were frustrated with this approach, because indices based on median home prices in a particular geographic area can provide misleading indications of price changes as a result of shifts in the sampling of homes that comprise median measures from one month to another. Case and Shiller, building upon research pioneered by economists Martin J. Bailey, Richard F. Muth and Hugh O. Nourse, solved this problem by creating a repeat sales analysis in which only homes that sold at least twice over a period were covered and included in the index, thus creating an "apples to apples" analysis.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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COMPOSITION & UPDATES

ymap
yMacroShares
major metro housing
ys&p/case-shiller
yhome price indices
→ methodology doc
→ composition & updates
→ market definitions
→ composition weights
→ data & tools
→ tickers
ycme housing futures & options
yotc housing products

S&P/Case-Shiller Home Price Index updates are produced on a monthly basis, and are disseminated at 9:00 AM EST on the last Tuesday of each month.

Each index update reflects approximately three months of property transactions data. The monthly index calculations use a look-back period of less than two months (e.g., the most recent home sales data incorporated into a June index update will have April transaction dates). Here is an illustration of the composition of a series of monthly S&P/Case-Shiller Home Price Index releases:

Please note that the S&P/CSIs have been developed to facilitate the creation of financial products such as index-linked notes, and other derivative financial contracts and products. Although based upon the same "repeat sales" technology and underlying data, the features of the S&P/CSI are different than the former, "standard" variety of Case-Shiller® Indexes (CSIs) produced by Fiserv, Inc. for informational purposes. For a summary of these differences, please click here.

*Denotes the four release dates that will include an update to the quarterly S&P/Case-Shiller U.S. National Index

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

MARKET DEFINITIONS

ymap
yMacroShares
→ major metro housing
ys&p/case-shiller
yhome price indices
→ methodology doc
→ composition & updates
→ market definitions
→ composition weights
→ data & tools
→ tickers
ycme housing futures & options
yotc housing products

S&P/Case-Shiller Home Price Indices (S&P/CSIs) are currently available for the overall United States housing market (a market capitalization-weighted composite of 9 underlying Census Division indices), 20 individual metropolitan markets, and two market capitalization-weighted composite metro-area indices. The composite index weights reflect the aggregate value of single family housing stock in each of the underlying regions or metropolitan areas.

The composition of the U.S. metropolitan area captured by each of the S&P/CSIs is largely based upon the most recent definitions established by the Office of Management and Budget in 2003. With the exceptions of Chicago (as composed for the S&P/Case-Shiller Home Price Index, akin to the OMB Chicago "Metropolitan Division") and New York (as composed for the S&P/Case-Shiller New York Home Price Index, a variant of the OMB New York "Combined Statistical Area"), these markets are generally consistent with what OMB refers to as the "Metropolitan Statistical Area" (MSA) of each city listed. The individual counties that are represented within each of the metropolitan area indices appear within the tables below.

Note that while the S&P/CSIs are intended to be representative of all single family residential homes within the named metropolitan area or region, data for particular properties or component markets may be not always be available. Also, the historical price paths of individual properties or component markets are not necessarily consistent with their metropolitan area "parents", and the representation of component markets is dependent upon sales activity and data availability. Separately, it is possible that OMB will change their market area definitions in the future; in the event such OMB re-definitions occur, affected S&P/CSIs may or may not be re-composed (at the discretion of the S&P/Case-Shiller Home Price Index committee).

The S&P/CSIs have been developed to facilitate the creation of financial products such as swaps, index-linked notes, and other derivative financial contracts and products. Although based upon the same "repeat sales" technology and underlying data, the features of the S&P/CSI are different than the former, "standard" variety of Case-Shiller® Indexes (CSIs) produced by Fiserv, Inc. for informational purposes. For a summary of these differences, click here.

U.S. National
› East North Central
› East South Central
› Middle Atlantic
› Mountain
› New England
› Pacific:
› South Atlantic
› West North Central
› West South Central
Population density map

Atlanta
› Barrow, GA
› Cherokee, GA
› Clayton, GA
› Cobb, GA
› Coweta, GA
› De Kalb, GA
› Douglas, GA
› Fayette, GA
› Forsyth, GA
› Fulton, GA
› Gwinnett, GA
› Henry, GA
› Newton, GA
› Paulding, GA
› Rockdale, GA
› Spalding, GA
› Walton, GA
Population density map

Boston
› Essex, MA
› Middlesex, MA
› Norfolk, MA
› Plymouth, MA
› Suffolk, MA
› Rockingham, NH
› Strafford, NH
Population density map

Charlotte
› Cabarrus, NC
› Gaston, NC
› Mecklenburg, NC
› Union, NC
› York, SC
Population density map

Chicago
› Cook, IL
› Du Page, IL
› Kane, IL
› Kendall, IL
› Lake, IL
› Mchenry, IL
› Will, IL
Population density map

Cleveland
› Cuyahoga, OH
› Geauga, OH
› Lake, OH
› Lorain, OH
› Medina, OH
Population density map

Dallas
› Collins, TX
› Dallas, TX
› Delta, TX
› Denton, TX
› Ellis, TX
› Hunt, TX
› Johnson, TX
› Kaufman, TX
› Parker, TX
› Rockwall, TX
› Tarrant, TX
› Wise, TX
Population density map

Denver
› Adams, CO
› Arapahoe, CO
› Broomfield CO
› Denver, CO
› Douglas, CO
› Elbert, CO
› Jefferson, CO
Population density map

Detroit
› Lapeer, MI
› Livingston, MI
› Macomb, MI
› Oakland, MI
› Saint Clair, MI
› Wayne, MI
Population density map

Las Vegas
› Clark, NV
Population density map

Los Angeles
› Los Angeles, CA
› Orange, CA
Population density map

Miami
› Broward, FL
› Miami-Dade, FL
› Palm Beach, FL
Population density map

Minneapolis
› Anoka, MN
› Carver, MN
› Chisago, MN
› Dakota, MN
› Hennepin, MN
› Isanti, MN
› Ramsey, MN
› Scott, MN
› Sherburne, MN
› Washington, MN
› Wright, MN
Population density map

New York
› Fairfield, CT
› New Haven, CT
› Bergen, NJ
› Essex, NJ
› Hudson, NJ
› Hunterdon, NJ
› Mercer, NJ
› Middlesex, NJ
› Monmouth, NJ
› Morris, NJ
› Ocean, NJ
› Passaic, NJ
› Somerset, NJ
› Sussex, NJ
› Union, NJ
› Warren, NJ
› Bronx, NY
› Dutchess, NY
› Kings, NY
› Nassau, NY
› New York, NY
› Orange, NY
› Putnam, NY
› Queens, NY
› Richmond, NY
› Rockland, NY
› Suffolk, NY
› Westchester, NY
Population density map

Phoenix
› Maricopa, AZ
› Pinal, AZ
Population density map

Portland
› Clackamas, OR
› Columbia, OR
› Multnomah, OR
› Washington, OR
› Yamhill, OR
› Clark, WA
› Skamania, WA
Population density map

San Diego
› San Diego, CA
Population density map

San Francisco
› Alameda, CA
› Contra Costa, CA
› Marin, CA
› San Francisco, CA
› San Mateo,, CA
Population density map

Seattle
› King, WA
› Pierce, WA
› Snohomish, WA
Population density map

Tampa
› Hernando, FL
› Hillsborough, FL
› Pasco, FL
› Pinellas, FL
Population density map

Washington D.C.
› District of Columbia, DC
› Calvert, MD
› Charles, MD
› Frederick, MD
› Montgomery, MD
› Prince Georges, MD
› Alexandria City, VA
› Arlington, VA
› Clark, VA
› Fairfax, VA
› Fauquier, VA
› Fredericksburg City, VA
› King George, VA
› Loudoun, VA
› Prince William, VA
› Spotsylvania, VA
› Stafford, VA
Population density map

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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COMPOSITE WEIGHTS

ymap
yMacroShares
→ major metro housing
ys&p/case-shiller
yhome price indices
→ methodology doc
→ composition & updates
→ market definitions
→ composition weights
→ data & tools
→ tickers
ycme housing futures & options
yotc housing products

The weights used for the S&P/Case-Shiller Composite Home Price Indices reflect the relative aggregate value of single family housing stock in each of the underlying component markets. Details concerning the derivation of these weights can be found in the S&P/CSI methodology document.

Normalized U.S. National Weights (Jan. 2000 on)
Census Division	Weight
› East North Central:	0.15770404
› East South Central:	0.04632221
› Middle Atlantic:	0.13653163
› Mountain:	0.06804488
› New England:	0.06391155
› Pacific:	0.22095966
› South Atlantic:	0.17460979
› West North Central:	0.05969073
› West South Central:	0.07232552

Normalized U.S. National Weights (Jan. 2000 on)
Composite-10 Market	Weight
› Boston:	0.07412188
› Chicago:	0.08886762
› Denver:	0.03682453
› Las Vegas:	0.01480245
› Los Angeles:	0.21161961
› Miami:	0.04986164
› New York:	0.27239040
› San Diego:	0.05513356
› San Francisco:	0.11787881
› Washington, DC:	0.07849949

Normalized U.S. National Weights (Jan. 2000 on)
Composite-20 Market	Weight
› Atlanta:	0.03929074
› Boston:	0.05279478
› Charlotte:	0.01314212
› Chicago:	0.06329774
› Cleveland:	0.01730555
› Dallas:	0.03952123
› Denver:	0.02622900
› Detroit:	0.04834563
› Las Vegas:	0.01054334
› Los Angeles:	0.15073029
› Miami:	0.03551495
› Minneapolis:	0.02794756
› New York:	0.19401550
› Phoenix:	0.02917885
› Portland:	0.01927497
› San Diego:	0.03926998
› San Francisco:	0.08396154
› Seattle:	0.03889872
› Tampa:	0.01482467
› Washington, DC:	0.05591283
source: Fiserv

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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DATA & TOOLS

ymap
yMacroShares
→ major metro housing
ys&p/case-shiller
yhome price indices
→ methodology doc
→ composition & updates
→ market definitions
→ composition weights
→ data & tools
→ tickers
ycme housing futures & options
yotc housing products
Data Downloads S&P/Case-Shiller Indices U.S. National Values Tiered Price Indices Seasonally Adjusted Values Condominium Value Prior Editions

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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S&P/Case-Shiller® Indices : Tickers

		Boston	Chicago	Denver	Las Vegas	Los Angeles	Miami	New York	San Diego	San Francisco	Washington DC	Composite
Bloomberg	Cash Index	BOX <index>	CHX <index>	DNX <index>	LVX <index>	LXX <index>	MIX <index>	NYX <index>	SNX <index>	SFX <index>	WDX <index>	CSX <index>
	Futures / Options	COA <index>	CVA <index>	CXA <index>	CYA <index>	DLA <index>	DQA <index>	DXA <index>	DZA <index>	EFA <index>	EJA <index>	CGA <index>
CQG Inc.	Cash Index	CBOX	CCHX	CDNX	CLVX	CLXX	CMIX	CNYX	CSNX	CSFX	CWDX	CCSX
	Futures / Options	CBOS	CCHI	CDEN	CLAV	CLAX	CMIA	CNYM	CSDG	CSFR	CWDC	CCUS
Data Transmission	Cash Index	BOX.X	CHX.X	DNX.X	LVX.X	LXX.X	MIX.X	NYX.X	SDX.X	SFX.X	WDX.X	CSX.X
Network	Futures / Options	@BOS	@CHI	@DEN	@LAV	@LAX	@MIA	@NYM	@SDG	@SFR	@WDC	@CUS
E-Signal	Cash Index	BOX A0	CHX A0	DNX A0	LVX A0	LXX A0	MIX A0	NYX A0	SDX A0	SFX A0	WDX A0	CSX A0
	Futures / Options	BOSY	CHIY	DENY	LAVY	LAXY	MIAY	NYMY	SDGY	SFRY	WDCY	CUSY
Futuresource	Cash Index	BOSY	CHIY	DENY	LAVY	LXAY	MIAY	NYMY	SDGY	SFRY	WDCY	CSXY
	Futures / Options	BOS	CHI	DEN	LAV'	LXA	MIA	NYM	SDG	SFR	WDC	CUS
Hyperfeed/PC	Cash Index	-	-	-	-	-	-	-	-	-	-	-
Quote	Futures / Options	OS	CH	DF	LI	FA	MI	NU	MW	SK	WL	CN
Thomson	Cash Index	BOX	CHX	DNX	LVX	LXX	MIX	NYX	SDX	SFX	WDX	CSX
	Futures / Options	BOS	CHI	DEN	LAV	LAX	MIA	NYM	SDG	SFR	WDC	CUS
Reuters	Cash Index	-	-	-	-	-	-	-	-	-	-	-
	Futures / Options	BOS	CHI	DEN	LAS	LAX'	MIA	NYM	SDG	SFR	WDC	CUS
Bridge	Cash Index	-	-	-	-	-	-	-	-	-	-	-
	Futures / Options	@BOS	@CHI	@DEN	@LAV	@LAX	@MIA	@NYM	@SDG	@SFR	@WDC	@CUS
Track Data	Cash Index	BOS`A	CHI`A	DEN`A	LAV`A	LAX'A	MIA'A	NYM`A	SDG`A	SFR`A	WDC`A	CUS`A
	Futures / Options	BOS`	CHI`	DEN`	LAV`	LAX'	MIA'	NYM`	SDG`	SFR`	WDC`	CUS`
TradeStation	Cash Index	$ BOX	$ CHX	$ DNX	$ LVX	$ LXX	$ MIX	$ NYX	$ SNX	$ SFX	$ WDX	$ CSX
	Futures / Options	BOS/BOS.P	CHI/CHI.P	DEN/DEN.P	LAV/LAV.P	LAX/LAX.P	MIA/MIA.P	NYM/NYM.P	SDG/SDG.P	SFR/SFR.P	WDC/WDC.P	CUS/CUS.P
5/2/06 ver 1.0

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

OTC HOUSING PRODUCTS

ymap
yMacroShares
→ major metro housing
ys&p/case-shiller
ycme housing futures & options
yotc housing products
→ forward contracts
→ index-linked notes
→ index swaps
→ total return swaps
→ other otc products

In September 2006, leaders within the Wall Street dealer community announced plans to trade various forms of housing derivative products that will trade over-the-counter (OTC), with terms as long as 5 years. Transactions for most of these instruments (i.e., other than those governed by SEC regulations, such as index-linked notes) will be governed by International Swaps and Derivatives Association (ISDA) agreements between the counterparties, with collateral posting governed by a Collateral Security Annex (CSA). Counterparties will be able to monetize or unwind trades by entering into offsetting positions or assigning trades to a housing derivatives dealer. Possible product structures include:

› Caps
› CDS-like contracts (with and without ratings)
› Floors
› Forwards
› Index-Linked Notes
› Options
› Total Return Swaps (TRS)

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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FORWARD CONTRACTS

ymap
yMacroShares
→ major metro housing
ys&p/case-shiller
ycme housing futures & options
yotc housing products
→ forward contracts
→ index-linked notes
→ index swaps
→ total return swaps
→ other otc products

OTC home price forward contracts will pay out the contract notional amount times the difference between an S&P/Case-Shiller Home Price Index value on the contract settlement date and the trade strike index level. The strike level is set when a trade is initiated, and typically will be set at or near the then-current forward price for the specific reference index.

The payout mechanics look like this:

Notional amount * (Final Index Value – Strike)

The notional amount is effectively the dollar sensitivity of the trade to a 1 point change in the relevant index value; bullish (long) trades will have a positive notional amount; bearish (short) trades will have a negative notional amount.

Cash Flow Examples

Bullish Trade
When the index at the forward (maturity) date is greater than the pre-set strike level established on the original trade date, the bullish counterparty (i.e., the forward contract “long”) will receive a payment:

Bearish Trade
When the index at the forward (maturity) date is less than the pre-set strike level established on the original trade date, the bearish counterparty (i.e., the forward contract “short”) will receive a payment (technically, this takes the form of a “negative payment” to the dealer/counterparty):

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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INDEX-LINKED NOTES

ymap
yMacroShares
→ major metro housing
ys&p/case-shiller
ycme housing futures & options
yotc housing products
→ forward contracts
→ index-linked notes
→ index swaps
→ total return swaps
→ other otc products

Home price index-linked notes are ‘hybrid’ securities because they have characteristics of both fixed income (i.e., corporate bonds) and equity securities. They offer the principal protection of a bond as well as the potential returns, or inverse returns, of a housing market as measured by an S&P/Case-Shiller Home Price Index. The repayment of principal and interest are backed by the full faith and credit of the issuing firm.

Index-linked notes typically:

› Are issued by major broker-dealers via a AA-rated (or higher) entity
› Mature 3 – 10 years after original issuance
› Pay a single interest payment at maturity

For an appreciating housing market, an investor can achieve returns that reflect those of an ownership position in a diverse portfolio of residential properties - the investment return will include a “kicker” based on the growth of the chosen S&P/Case-Shiller Home Price Index. In a depreciating housing market, upon maturity, the investor receives the bond principal - or, in the case of an inverse structure, bond principal plus the absolute percentage value decline in the chosen index.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

INDEX SWAPS

ymap
yMacroShares
→ major metro housing
ys&p/case-shiller
ycme housing futures & options
yotc housing products
→ forward contracts
→ index-linked notes
→ index swaps
→ total return swaps
→ other otc products

Index swaps using S&P/Case-Shiller Home Price Indices will replicate the inherent leverage of credit default swap (CDS). This structure is designed to provide levered exposure funded on a running basis, and will likely be rated.

A contract would specify:

› a running premium,
› a defined triggering event (i.e., when a designated S&P/Case-Shiller Home Price Index falls below a specified level or strike value), and
› a contingent payout on an agreed-upon notional amount

The actual contract payout would be calculated as a percentage of the agreed-upon notional amount.

Cash Flow Examples

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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TOTAL RETURN SWAPS

ymap
yMacroShares
→ major metro housing
ys&p/case-shiller
ycme housing futures & options
yotc housing products
→ forward contracts
→ index-linked notes
→ index swaps
→ total return swaps
→ other otc products

A "Total Return Swap" (TRS) is a contractual arrangement where one party agrees to pay the other the "total return" - coupons plus capital gains or losses of a defined underlying asset - usually in return for receiving a stream of LIBOR-tied cashflows. When the underlying is an S&P/Case-Shiller Home Price Index, this structure facilitates procurement of the economic benefits of housing asset ownership without utilizing the balance sheet (because the swap is not classified as an asset).

Housing TRS involve ongoing payments between the contract counterparties:

Total Rate of Return Payer: pays periodic S&P/Case-Shiller Home Price Index performance on a specified notional amount.

Fixed Rate Payer: pays a funding rate on the same specified notional amount
A total rate of return for housing is computed as follows:

(Periodic S&PCSI Value / Prior S&PCSI Value – 1)

Housing TRS are customized products with no-front premiums, with monthly, quarterly, semi-annual, annual, or at-contract-expiration periodicity.

Cash Flow Examples

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

OTHER OTC PRODUCTS

ymap
yMacroShares
→ major metro housing
ys&p/case-shiller
ycme housing futures & options
yotc housing products
→ forward contracts
→ index-linked notes
→ index swaps
→ total return swaps
→ other otc products

Over time, MacroMarkets expects a variety of derivative structures for housing to emerge within OTC markets. Entirely new product categories (e.g., caps, floors, options), as well as custom and hybrid structures are expected to develop as the global property derivatives market grows and adapts to evolving investor needs.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA recenet news

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

RECENT NEWS

y articles and interviews y press releases
2009 Articles & Interviews

5 ETFs for a Double Dip Recession
Seeking Alpha
November 9, 2009

5 ETFs To Buy If You Believe In A Bear Market
Benzinga
October 1, 2009

Case-Shiller Gives Upbeat Outlook, MacroShares ETFs On The Move
ETF Database
September 29, 2009

How to Profit From Rising or Falling Home Prices
Learning Markets
August 27, 2009

Pure-Play Housing ETFs
CNBC
August 17, 2009

Housing Recovery: A Way to Play It
TheStreet.com
August 11, 2009

7 Reasons Why Housing ETFs Haven't Bottomed
NASDAQ
July 22, 2009

Are Home Prices Going Up or Down? Place Your Bets Here
MoneyWatch
July 21, 2009

There’s More Than One Way to Play Real Estate ETFs
ETF Trends
July 11, 2009

Bob Shiller didn't kill the housing market
CNN Money
July 7, 2009

Home Sweet Hedge in a Falling Market
NY Post
July 4, 2009

Shiller Sees ‘Improvement’ in Rate of Home-Price Drop
Bloomberg.com
June 30 2009

ETFs Tracking Home Prices Set To Launch
Index Universe
June 29 2009

Investor Report: Macro Shares
RealtyTimes
May 8, 2009

3 New ETFs Worth Waiting For
Smart Money
April 30, 2009

Capture the Residential Real Estate Market With New ETFs
ETF Trends
April 29, 2009

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

RECENT NEWS

y articles and interviews y press releases
Press Releases

Leveraged and Inverse MacroShares Meet Needs of Long-Term Investors
August 11, 2009

MacroShares Major Metro Housing Begin Trading Today on NYSE
June 30, 2009

MacroMarkets Lists Two MacroShares ETPs on NYSE Arca
June 30, 2009

MacroMarkets Announces Collaboration With WisdomTree
April 20, 2009

S&P/Case-Shiller Home Price Indices to Serve as Basis for New MacroMarkets Exchange Listed Products
September 3, 2008

MacroMarkets files MacroShares Major Metro Housing
June 11, 2008
› SEC Filing (pdf)

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA about us

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

ABOUT US

y management team y affiliates y partners y founders y library → articles & white papers → real estate → risk management → books
MacroMarkets LLC is a growth company on a mission to add liquidity to valuable economic interests and important asset classes throughout the world. Our principal focus: to cultivate new markets which facilitate investment and risk management via innovative financial instruments.

The firm is led by a seasoned management team with over 100 years of collective Wall Street experience with structured products, exchange-traded funds, housing markets, mortgage- and asset-backed securities.

MacroMarkets LLC holds multiple patents for MacroShares®, an exchange-traded product whose unique structure can be applied to any asset class that can be reliably indexed. As part of its mission to create new, more efficicent and complete financial markets, the firm was a key catalyst in launching the U.S. house price futures and options markets on the Chicago Mercantile Exchange (CME), and with partners at Fiserv Inc. and Standard & Poors, in establishing the S&P/Case-Shiller Home Price Indices as the most credible, globally-recognized benchmark for U.S. home prices.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MANAGEMENT TEAM

y management team y affiliates y partners y founders y library → articles & white papers → real estate → risk management → books
Sam Masucci | President, Chief Executive Officer and co-founder

Sam has more than 15 years of experience on Wall Street, holding senior management positions at Bear Stearns, UBS and Merrill Lynch. In 1997, he pioneered the development of property derivatives by creating structured products that allow pension funds, insurance companies and hedge funds to invest in U.K. home price appreciation. Sam led a group to develop, securitize and trade Shared Appreciation Mortgages in both Europe and the U.S as a means for homeowners to share home price risk in exchange for below market interest rates. In 2001, he founded Cobblestone Consulting to bridge the gap between mortgage trade desks and small to medium-sized mortgage banks and lenders. During that time, he developed pricing, insurance and exit strategies for more than $1 Billion of residential mortgages. Over the last four years, Sam has led the MacroMarkets team.

John Flanagan | Chief Financial Officer

John joined MacroMarkets in January, 2007. John has more than 25 years of experience in investment and regulatory compliance and has held a variety of senior positions at leading global financial institutions. Prior to joining MacroMarkets, John was chief financial officer of a private equity firm from 2002 to 2006. Prior to 2002, John was chief financial officer and treasurer of MainStay Funds and treasurer and management committee member of Strong Capital Management, Inc. Previously, John was a partner at PricewaterhouseCoopers LLP and, from 1982 to 1992, a partner at Ernst & Young LLP, where he specialized in asset management industries. John is a Certified Public Accountant.

Larry Larkin | Managing Director

Spent 20 years at Goldman Sachs, creating equity options, futures, program trading, and over-the-counter derivatives. Has held senior positions at First Boston, Leland O'Brien and Rubenstein, ING-Barings, and the American Stock Exchange. At the American Stock Exchange, was responsible for New Product Development and the development of Exchange Traded Funds (ETFs). Served on the Board of Directors of the New York Futures Exchange, committees for the S.I.A., and the Chicago Mercantile Exchange. Larry is also a Chartered Financial Analyst (CFA).

Terry Loebs | Managing Director

Previously Senior Vice President at Fiserv CSW, Inc. leading the property data analytics group and related product management, sales, marketing and business development activities. Terry was actively involved with the management of the home price index, home price forecast and automated valuation model products of the company for more than a decade, and a pioneer in fostering acceptance of home price indexes and property valuation technology in the lending industry. Before joining CSW, he co-founded Pegasus Capital Corporation and served as its president. There, he applied the secondary mortgage and capital markets experience gained in previous Wall Street positions involving mortgage banking, institutional mortgage trading and securitization. Terry earned a bachelor's degree in finance from Fairfield University and a master's degree in business administration from New York University's Stern School of Business.

Robert Shiller | Chief Economist and co-founder

Co-founded Case-Shiller® Weiss, Inc. (now Fiserv CSW, Inc.), a home price research company. Is currently the Stanley B. Resor Professor of Economics at the Cowles Foundation for Research in Economics and International Center for Finance, Yale University. Since 1982, Shiller has been Research Associate of the National Bureau of Economic Research and is co-director of its workshops in behavioral economics. He has received a Guggenheim Fellowship, an honorary doctorate and honorary professorships. He is a member of the American Philosophical Society and fellow of the American Academy of Arts and Sciences. Shiller is also a Vice President of the American Economic Association. He has published several books, including Irrational Exuberance, a NY Times Bestseller and the 1996 Paul A. Samuelson Award winning Macro Markets.

Bob Tull | Managing Director

Spent 5 years at the American Stock exchange where he was Vice President of New Product Development and Executive Director of Amex ETF Services. He has held senior positions at such notable institutions as Deutsche Bank, Morgan Stanley, Drexel Burnham and Phibro. He has over 25 years of experience in new business and new product development including ETFs, Global Custody, Futures and Options, Commodities Trading and International Stock Loan.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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AFFILIATES

y management team y affiliates y partners y founders y library → articles & white papers → real estate → risk management → books
MacroFinancial
A NASD, SIPC member Broker-Dealer, with market-maker licenses for exchange-traded and over-the-counter financial instruments.

Macro Securities Depositor
Our crude oil-linked securities issuing entity.

Macro Housing Depositor
Our home price-linked securities issuing entity.

Macro Inflation Depositor
Our inflation-linked securities issuing entity.

Macro Securities Research
Our product research and development affiliate.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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PARTNERS

y management team y affiliates y partners y founders y library → articles & white papers → real estate → risk management → books

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

FOUNDERS

y management team y affiliates y partners y founders y library → articles & white papers → real estate → risk management → books
Sam Masucci

Sam has more than 15 years of experience on Wall Street, holding senior management positions at Bear Stearns, UBS and Merrill Lynch. In 1997, he pioneered the development of property derivatives by creating structured products that allow pension funds, insurance companies and hedge funds to invest in U.K. home price appreciation. Sam led a group to develop, securitize and trade Shared Appreciation Mortgages in both Europe and the U.S as a means for homeowners to share home price risk in exchange for below market interest rates. In 2001, he founded Cobblestone Consulting to bridge the gap between mortgage trade desks and small to medium-sized mortgage banks and lenders. During that time, he developed pricing, insurance and exit strategies for more than $1 Billion of residential mortgages. Over the last four years, Sam has led the MacroMarkets team.

Robert Shiller

Co-founded Case-Shiller® Weiss, Inc. (now Fiserv CSW, Inc.), a home price research company. Is currently the Stanley B. Resor Professor of Economics at the Cowles Foundation for Research in Economics and International Center for Finance, Yale University. Since 1982, Shiller has been Research Associate of the National Bureau of Economic Research and is co-director of its workshops in behavioral economics. He has received a Guggenheim Fellowship, an honorary doctorate and honorary professorships. He is a member of the American Philosophical Society and fellow of the American Academy of Arts and Sciences. Shiller is also a Vice President of the American Economic Association. He has published several books, including Irrational Exuberance, a NY Times Bestseller and the 1996 Paul A. Samuelson Award winning Macro Markets.

Allan Weiss

As well as being a founder of MacroMarkets; Allan is also co-inventor of MACRO® Securities. As a student at Yale University, had the idea of teaming up with his Professor, Robert Shiller, and with Shiller’s academic colleague Karl E. Case Jr., to found a company that would produce the Case Shiller home price indexes at the county and zip-code level for the United States, and produce other innovative information products for real estate. The three of them founded Case Shiller Weiss, Inc., in 1991.Weiss led CSW on a path breaking sequence of innovations that made the company the US leader in single-family home price indexes and automatic valuation models. He served as CEO and Chairman from CSW’s very beginnings in 1991 until 2002, when the company was sold to Fiserv, Inc. He holds a Bachelor's degree in Computer Science and Physics from Brandeis University and MBA in Public and Private Management from Yale University.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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PUBLICATIONS

y management team y affiliates y partners y founders y library → articles & white papers → real estate → risk management → books
Real Estate Publications

"Understanding Recent Trends in House Prices and Home Ownership" Robert Shiller, Professor of Economics and Professor of finance, Yale University, and Chief Economist, MacroMarkets LLC, August 2007
This paper looks at a broad array of evidence concerning the recent boom in home prices, and considers what this means for future home prices and the economy.
→ Read full article

"Systemic Risks in Residential Property Valuations Perception and Reality" Terry Loebs, Collateral Assessment & Technologies Committee (CATC), June 2005
In this whitepaper, biases in traditional and automated residential valuation processes are examined in the context of declining real estate markets.
→ Read full article

"Is There a Bubble in the Housing Market?" Robert Shiller and Karl E. Case, Brookings Papers on Economic Activity 02:2003 [65pp]
THE POPULAR PRESS is full of speculation that the United States, as well as other countries, is in a "housing bubble" that is about to burst. How do we know if the housing market is in a bubble?
→ Read full article

"Comparing Wealth Effects: The Stock Market versus the Housing Market" Robert Shiller, Karl E. Case, John M. Quigley [25pp], October 2001
In this paper, we examine the link between increases in housing wealth, financial wealth, and consumer spending.
→ Read full article

"High Time to Share" Terry Loebs, Mortgage Banking, January 2001
In this article, the merits of shared appreciation mortgage products are evaluated, and the relative returns, volatility and correlations of the housing asset class are examined.
→ Read full article

"Moral Hazard and Home Equity Conversion" Robert Shiller and Allan Weiss, Real Estate Economics, Vol. 28, No. 1, 2000.[see CFDP 1177, CFP 1015]
In this paper, we discuss the potential problem of moral hazard and how it could create serious future losses for investors.
→ Read full article

"Evaluating Real Estate Valuation Systems" Robert Shiller and Allan N. Weiss, Journal of Real Estate Finance and Economics (1999) 18(2):147-61. [CFP 983]
In this paper, a framework for comparing meal estate valuation systems (including automated valuation models (AVMs) and current appraisal methods) is proposed.
→ Read full article

"Home Equity Insurance" Robert Shiller and Allan Weiss, Journal of Real Estate Finance and Economics, 19:1, 21-47, 1999. [see CFDP 1074, CFP 1007]
Home equity insurance policies, policies insuring homeowners against declines in the price of their homes, could bear some resemblance both to ordinary insurance and to financial hedging vehicles.
→ Read full article

"Mortgage Default Risk and Real Estate Prices: The Use of Index-Based Futures and Options in Real Estate" Robert Shiller and Karl E. Case, Journal of Housing Research (1996), 7(2): 243-258. [see CFDP 1098]
This paper argues that periods of high default rates on home mortgages strongly tend to follow real estate price declines or interruptions in real estate price increase.
→ Read full article

"A Decade of Boom and Bust in Single Family Home Prices: Boston and Los Angeles, 1983-1993" Robert Shiller and Karl E. Case, Revue D'Economie Financiere (December 1993), pp. 389-407. Reprinted in New England Economic Review (March/April 1994), pp. 40-51.
While prices do not boom as they did in Boston and Los Angeles unless market fundamentals are positive, evidence is mounting that at least part of the increase in both metro areas can be attributed to speculative behavior on the part of buyers and sellers.
→ Read full article

"Index-Based Futures and Options Trading in Real Estate" Robert Shiller, Karl E. Case and Allan N. Weiss, Journal of Portfolio Management (Winter 1993). [CFDP 1006]
In this paper, we propose that cash-settled futures and options markets be opened on real estate to better allow diversification and hedging, and show that these markets solve problems that have hampered other real estate hedging media in the past.
→ Read full article

"Sizing-Up Prepayment Rates" Terry Loebs, Mortgage Banking, February 1993
In this article, the implications of common assumptions regarding consensus prepayment rates are examined in the context of mortgage-backed securities and mortgage servicing rights pricing.
→ Read full article

"Forecasting Prices and Excess Returns in the Housing Market" Robert Shiller and Karl E. Case, AREUEA Journal (1990), 18(3): 253-273.
Price changes in one year tend to continue for more than one year in the same direction. The results add weight to the argument that the market for single family homes is inefficient.
→ Read full article

"The Efficiency of the Market for Single Family Homes" Robert Shiller and Karl E. Case, American Economic Review (March 1989), 79(1): 125-37. (Reprinted in John M. Quigley (ed.), The Economics of Housing, Cheltenham, UK: Edward Elgar, 1997.)
The market for Single Family Homes does not appear to be efficient
→ Read full article

"Prices of Single-Family Homes Since 1970: New Indexes for Four Cities" Robert Shiller and Karl E. Case, New England Economic Review (September/October 1987), pp. 46-56. [CFDP 851]
Here we explain the construction of what we call a weighted repeat sales index (WRS), discuss the results and compare them with the National Association of Realtors data on the median price of existing single family homes for the period 1981 - 1986.
→ Read full article

"The Behavior of Home Buyers in Boom and Post-Boom Markets" Robert Shiller and Karl E. Case, New England Economic Review (November/December, 1988), pp. 29-46. Reprinted in Russian in Constants (Ukraine) (1993), 1(2): 1-20.
Home prices move in dramatically different ways at the same time in different parts of the country.
→ Read full article

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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PUBLICATIONS

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Risk Management Publications

"Radical Financial Innovation" Robert Shiller , April, 2005. [28pp]
This paper compares past innovation with potential future innovation, looking at the process that produced past success and the possibilities for future financial innovation.
→ Read full article

"Social Security and Institutions for Intergenerational, Intragenerational and International Risk Sharing" Robert Shiller, Carnegie-Rochester Series in Public Policy, 50:165-204, June 1999." [see CFDP 1185]
Social security system old age insurance systems are devices for the sharing of income risks of elderly people with others. Barriers to individuals themselves sharing their risks are described. Optimal design of government-sponsored social security systems is considered in light of these barriers.
→ Read full article

"Macro Markets and Financial Security" Robert Shiller, Stefano Athanasoulis and Eric van Wincoop, Economic Policy Review, Federal Reserve Bank of New York, Vol. 5 No. 1, pp. 21-39, April 1999
We address several questions in this paper. First, how could macro markets be useful to the average person? Second, how large are the potential benefits from diversification if these markets were to be introduced and used optimally? Third, can existing financial markets achieve a similar degree of diversification when used optimally? Fourth, why don't these markets already exist?
→ Read full article

"Labor Income Indices Designed for Use in Contracts Promoting Income Risk Management" Robert Shiller and Ryan Schneider, Review of Income and Wealth, Series 44(2):163-182, June 1998. [see CFDP 1110 & CFP 964]
In this paper, we group individuals using a transition matrix between jobs, by education level, and by skill category. For each of the groupings, we generate a labor income index, which we argue here might someday be used in settlement formulae in contracts promoting income risk management. "Hedging Inflation and Income Risks."
→ Read full article

"World Income Components: Measuring and Exploiting International Risk Sharing Opportunities" Robert Shiller and Stefano Athanasoulis, NBER Working Paper No. 5095, April 1995. [see CFDP 1097]
In this paper, we provide a method for decomposing the variance of world national incomes (present values) into national and regional components.
→ Read full article

"Hedging Inflation and Income Risks" Robert Shiller, Manchester School (1995), 63: 1-21 (supplement "Papers in Money, Macroeconomics and Finance)
Estimates are made, from time series data on real gross domestic products, of the standard deviations of returns in markets on countries' incomes. Such markets, by allowing hedging o these aggregate income risks, might make for dramatically more effective international macroeconomic risk sharing than is possible today.

"Aggregate Income Risks and Hedging Mechanisms" Robert Shiller , Quarterly Review of Economics and Finance (1995). [CFDP 1048]
Proposals are made that may facilitate the creation of derivative market instruments, such as futures contracts, cash settled based on economic indices.
→ Read full article

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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BOOKS

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The book describes six fundamental ideas for using modern information technology and advanced financial theory to temper basic risks that have been ignored by risk management institutions - risks to the value of our jobs and our homes, to the vitality of our communities, and to the very stability of national economies. Informed by a comprehensive risk information database, this new financial order would include global markets for trading risks and exploiting myriad new financial opportunities, from inequality insurance to intergenerational social security.

The origins of price movements are poorly known in all speculative markets: markets for corporate stocks, bonds, homes, land, commercial structures, commodities, collectables, and foreign exchange. Why do stock prices often change up or down 20% in a year's time? Why do long term bond prices sometimes change up or down as much? Why do we sometimes find "hot" markets for homes, with prices sometimes jumping or more 20% in a year, after years of stable prices? The book presents basic research on the ultimate causes of price volatility in speculative markets, on the causes that make good economic sense and on the causes that are psychological or sociological in origin.

This book is a broad study, drawing on a wide range of published research and historical evidence, of the enormous stock market boom that started around 1982 and picked up incredible speed after 1995. Although it takes as its specific starting point this ongoing boom, it places it in the context of stock market booms generally, and it also makes concrete suggestions regarding policy changes that should be initiated in response to this and other such booms. The book argues that the boom represents a speculative bubble, not grounded in sensible economic fundamentals.

It is proposed that a new class of markets, macro markets, markets for claims on aggregate income and service flows, be established. These markets would help people to manage the biggest economic risks facing society. Our existing financial markets are inadequate to deal with such risks. Our stock markets are markets for claims on corporate dividends, and yet the latter are only a few percent of national incomes, only 3 percent in the United States. The proposal here is to establish liquid international markets for claims on the other 97 percent. These would include markets for national incomes, components and aggregates of national incomes, and real estate.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA contact

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CONTACT US

MacroMarkets LLC
14 Main Street
Madison, NJ 07940

973.889.1973 tel
973.822.9755 fax

→ Click here to email us

→ Click here if you are interested in employment opportunities at MacroMarkets

→ Click here for MacroMarkets Press Kit

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA privacy

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PRIVACY POLICY

This Online Privacy Statement sets forth guidelines concerning how MacroMarkets LLC ("MacroMarkets") gathers and uses personally identifiable information you provide only to us as part of your interaction with the www.MacroMarkets.com and www.MacroShares.com websites (together, the “Site”). This Online Privacy Statement concerns only the Site, and does not concern any other website operated by MacroMarkets or any other website to which the Site may link.

Please read this Online Privacy Statement carefully, and consult our Terms and Conditions of Website Use for more information about the general terms and conditions regarding your use of this Site.

In the event that you have any questions or concerns about the guidelines set forth in this Online Privacy Statement or how we use information about your interaction with this Site, please contact us at privacy@macromarkets.com.

A. The Types of Personally Identifiable Information We Collect About You

When you visit and browse the Site, we collect personally identifiable information you provide to us. We may also collect personally identifiable information through technology.

1. We Collect Information You Provide to Us We collect information that you provide to us via the Site. This information may include your name, postal address, e-mail address, age, telephone number. You can chose not to provide this information.

2. We May Also Collect Information Through Technology We may also collect information about you through technology. For example, when you visit this site, we may collect your IP address. (An IP address is often associated with the portal through which you enter the Internet, like your ISP (Internet service provider), your company, or your university.) Standing alone, your IP address is not personally identifiable. At times, we may also use IP addresses to collect information regarding the frequency with which visitors browse various parts of our site. We may combine this information with personally identifiable information.

Our website may also use cookies. (Cookies are pieces of information that a website sends to your computer while you are viewing the website.) We and other companies use cookies for a variety of purposes. For instance, when you return to one of our sites after logging in, cookies provide information to the site so that the site will remember who you are. You can choose to have your computer warn you each time a cookie is being sent, or you can choose to turn off all cookies. You do this through your web browser settings. Each browser is a little different, so look at your browser Help menu to learn the correct way to modify your cookies. If you turn cookies off, you won’t have access to many features that may make your browsing of our website smoother, like the features mentioned above, and some of our services may not function properly.

Our website may also use other technical methods to track visitor usage. We may also use these technical methods to analyze the traffic patterns on our website, such as the frequency with which our users visit various parts of our website. These technical methods may involve the transmission of information either directly to us or to another party authorized by us to collect information on our behalf. We may also use these technical methods in HTML e-mails that we send visitors to our website to determine whether such visitors have opened those e-mails and/or clicked on links in those e-mails. We may collect the information from use of these technical methods in a form that is personally identifiable.

B. How Personally Identifiable Information We Collect About You is Used

We may use personally identifiable information we collect from you and about you when you visit and browse our website in many ways. Representative examples of the ways in which we may use personally identifiable information we collect about you when you visit and browse our website are set forth below.

1. Use in Connection with User Interaction
We may use personally identifiable information we collect about you when you visit and browse our website to send you administrative communications either about your interactions with us or about features of the Site, including any future changes to the Terms and Conditions associated with access to and use of the Site or this Online Privacy Statement.

2. Use in Connection with Promotional Materials
We may use personally identifiable information we collect about you when you visit and browse our website to send you promotional materials about goods and services (including special offers and promotions) either offered by us or by third parties. (By “promotional materials,” we mean communications that directly promote the use of our website, or the purchase of products or services.) We may also share your information with third parties so that these third parties can send you such promotional materials directly. These promotional materials may be sent to you by postal mail, e-mail or other means.

We may also share your personally identifiable information with third parties so that they can send you promotional materials about goods and services (including special offers and promotions) offered by them. If we share your personally identifiable information with a third party for this purpose, your personal information will become permanently subject to the information use and sharing practices of the third party, and the third party will not be restricted by this Online Privacy Statement with respect to its use and further sharing of your personal information.

3. Other Uses
We may take any personally identifiable information that we collect from you when you visit and browse our website and make it non-personally identifiable, either by combining it with information about other individuals (aggregating your information with information about other individuals), or by removing characteristics (such as your name) that make the information personally identifiable to you (de-personalizing your information). Given the nature of this information, there are no restrictions under the guidelines set forth in this Online Privacy Statement upon our right to aggregate or de-personalize your personal information, and we reserve the right to use and/or share with third parties the resulting non-personally identifiable information in any way.

C. Additional Ways Personally Identifiable Information May be Disclosed

1. In Connection With A Sale of All or Part of Our Business
At any time, we may sell all or part of our businesses and your personally identifiable information may be transferred as a part of any such sale. In the event that we do sell all or part of our business, we will include provisions in the selling contract requiring the purchaser to treat your personally identifiable information in the same manner required by this Online Privacy Statement (including any amendments to this Online Privacy Statement).

2. As Required By Law, to Enforce Our Terms of Use, or to Protect Your, Our, or a Third Party’s Safety, or Security. We will disclose personal information when it believes in good faith that such disclosures (a) are required by law, including, for example, to comply with a court order or subpoena, or (b) will help to: enforce our terms and conditions of use, including allegations of intellectual property rights infringement; enforce contest, sweepstakes, promotions, and/or game rules; protect your safety or security, including the safety and security of property that belongs to you; and/or, protect the safety and security of our websites, databases, and/or third parties, including the safety and security of tangible and/or intangible property that belongs to us or to third parties.

D. The Security Measures We Take to Safeguard Your Personally Identifiable Information

The security and confidentiality of your information is extremely important to us. We have implemented technical, administrative, and physical security measures to protect personally identifiable information we collect from unauthorized access and improper use. From time to time, we review our security procedures in order to consider appropriate new technology and methods. Please be aware though that, despite our best efforts, no security measures are perfect or impenetrable.

E. Updating Your Contact Information and Opting-Out

You can update the contact information you have provided to us or opt-out of receiving communications from us by contacting us at privacy@macromarkets.com. Please include information in the e-mail that will help us identify you so we can assist you with your request. We may also provide you an opportunity to update your contact information and/or modify your opt-out choices by sending you an e-mail or other communication that invites your response. Finally, you may unsubscribe from certain e-mail communications by clicking on unsubscribe links in those e-mails.

Please note that it may take up to ninety (90) days for your opt-out/unsubscribe choices to be fully effective. Our systems require time to update, and promotional mailings using personal information shared before your opt-out may already be in process. Thus, you might continue to receive promotional materials from us or a third party based upon the personal information you have provided under this Online Privacy Notice for up to ninety (90) days. For similar reasons, your personal information might continue to be shared with third parties for promotional purposes for up to ninety (90) days.

F. Amendments to this Online Privacy Statement

These guidelines were adopted with the realization that the Internet is still evolving. Accordingly, this Online Privacy Statement is subject to change. In the event that we materially change the guidelines set forth in this Privacy Statement, we will notify you by sending you an e-mail at the last e-mail address that you provided us, and/or by posting notice of the changes on this Site. Any such changes will be effective upon the earlier of our dispatch of an e-mail notice to you or our posting of notice of the changes on this Site. Please note that, at all times, you are responsible for updating your personal information to provide us your current e-mail address. In the event that the last e-mail address that you have provided us is not valid, or for any other reason is not capable of delivering to you the notice described above, our dispatch of the e-mail containing such notice will nonetheless constitute effective notice of the changes described in the notice. In any event, changes to this Online Privacy Statement may affect our use of personal information that you provided us prior to our notification to you of the changes. If you do not wish to permit changes in our use of your information, you must notify us prior to the effective date of the changes that you wish to deactivate your account with us.

G. Children

This website is not intended for children under 16, and we do not knowingly collect personally identifiable information from any children under 13.

H. Additional Information for California Residents

California Civil Code Section 1798.83 permits California residents to request certain information regarding its disclosure of personal information to third parties for their direct marketing purposes. To make such a request, please send an e-mail to privacy@macromarkets.com.
The security and confidentiality of your information is extremely important to us. We have implemented technical, administrative, and physical security measures to protect personally identifiable information we collect from unauthorized access and improper use. From time to time, we review our security procedures in order to consider appropriate new technology and methods. Please be aware though that, despite our best efforts, no security measures are perfect or impenetrable.

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA terms

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TERMS OF USE

This www.MacroMarkets.com web site (“Site”) is owned and operated by MacroMarkets LLC. (“MacroMarkets”, “we”, “our” or “us”) in conjunction with others pursuant to contractual arrangements.

Your right to access this website is subject to the general terms and conditions set forth below. ANY BREACH OF THE TERMS AND CONDITIONS SET FORTH BELOW IMMEDIATELY TERMINATES ALL OF YOUR RIGHTS TO ACCESS AND USE THE CONTENT ON THIS SITE.

We reserve the right at any time to change the terms and conditions set forth below. Any changes we make will be effective immediately upon notice to you of such changes, which we may provide by means including, without limitation, posting notice of such changes on this website. Your continued access to and use of this website after such notice shall constitute your acceptance of all such changes.

We also reserve the right to limit the availability of this website and/or the provision of any content, service, or product described herein to any person, geographic area or jurisdiction, and to limit the quantities of any content, service, or product(s) that we may provide, at any time, in our sole discretion, and without notice.

You use this Site at your sole risk, and you are personally responsible for your use of this Site and for all of your activity on this Site.

Content

The content appearing on this Site (“Content”) is intended for U.S. residents only.

The Content and any and all intellectual property rights therein are and shall remain at all times the property of MacroMarkets or its licensors or suppliers. The S&P/Case-Shiller Home Price Indices are licensed by Standard & Poor’s. The Case-Shiller® Indexes are a product of Fiserv, Inc. MacroShares is an applied-for trademark of MacroMarkets LLC. All other trademarks, service marks or registered trademarks are the property of their respective owners. “Standard & Poor’s®” and “S&P®” are registered trademarks of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and have been licensed for use by MacroMarkets LLC. CSW®, Case-Shiller®, CS™, Fiserv®, and Case Shiller Indexes® are trademarks of Fiserv Fulfillment Services Inc. (f/k/a Fiserv CSW, Inc.) and have been licensed for use by Standard & Poor’s.

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If you are considering purchasing MacroShares or any security, you should read the relevant prospectus prior to making a purchase thoroughly, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

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© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA